                                                             Exhibit 1.(8)(b)(1)


     Amendment to the Participation Agreement with Fidelity Variable Insurance Products Fund authorizing use by Separate Account A.

                     AMENDMENT NO. 5 PARTICIPATION AGREEMENT
                                      Among

                        Variable Insurance Products Fund,
                        ---------------------------------
                        Fidelity Distributors Corporation
                        ---------------------------------
                                       And
                         Paragon Life Insurance Company
                         ------------------------------

         WHERAS, the above-referenced Agreement was originally executed as of the 1st day of September, 1993; and

         WHEREAS, the parties thereto are desirous of modifying said Agreement;

         NOW therefore; said agreement is hereby amended, effective as of the 31st day of August 2001, as follows.

         The Schedule A of the agreement is hearby deleted in its entirety and replaced With the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 31st day of August, 2001.

PARAGON LIFE INSURANCE COMPANY

By:      /s/ Craig K. Nordyke
         -------------------------------------
Name:    Craig K. Nordyke
Title:   Executive Vice President & Chief Actuary

VARIABLE INSURANCE PRODUCTS FUND

By:      /s/ Robert Dwight
         --------------------------------------
Name:    Robert Dwight
         Treasurer

FIDELITY DISTRUBUTORS CORPORATION

By:      /s/ Tim Moran
         --------------------------------------
         Tim Moran
         Senior Vice President - CFO

                                   Schedule A
                                   ----------

The following separate accounts and contract forms for which one or more portfolios of Variable Insurance Products Fund is to be made available by Paragon Life Insurance Company:


Name of                        Date Established               Contract
Separate Account               by Board of Directors          Form Numbers
----------------               ---------------------          ------------
Separate Account B             January 4, 1993                30022, 30036, 30044 Group Certificate
                                                              30023, 30037, Group Master Contract

                                                              30021, 30040, 30045, Individual Policy

Separate Account C             August 1, 1993                 30022, 30036, 30044, Group Certificate
                                                              30023, 30037, Group Master Contract

                                                              30021, 30040, 30045, Individual Policy

Separate Account D             January 3, 1995                30041, 30046, Individual Policy
                                                              30042, Joint and Last Survivor Policy

Separate Account A             October 30, 1987               30009             Group Certificate
                                                              30010             Group Master Contract
                                                              30008             Individual Policy